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                                                                     Exhibit 4.1
                                                                     -----------

                               AMENDMENT NO. 1 TO
                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT


  This Amendment No. 1, dated as of April 16, 1998 (this "Amendment"), to the Shareholder Protection Rights Agreement, dated as of November 21, 1997 (the "Agreement"), between XcelleNet, Inc., a Georgia corporation ("Company"), and SunTrust Bank, Atlanta, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

  WHEREAS, Company proposes to enter into an Agreement and Plan of Merger, dated as of April 16, 1998 (the "Merger Agreement"), among Sterling Commerce, Inc., a Delaware corporation ("Parent"), Sterling Commerce (Southern), Inc., a Delaware corporation ("Merger Sub") and Company, pursuant to which Company will represent and warrant, among other things, that the Agreement has been amended as provided herein, the effect of which is to provide that the execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement (as hereinafter defined), will not (i) result in Parent or Merger Sub or any of their respective Affiliates or Associates being an Acquiring Person, (ii) result in the occurrence of a Flip-In Date, a Stock Acquisition Date, a Separation Time, a Flip-Over Transaction or Event, or (iii) in any other way effect any change or modification of the terms of the Rights or the rights of the holders thereof, including, without limitation, the Rights becoming exercisable; and

  WHEREAS, the Board of Directors of Company has determined that it is necessary and desirable to amend, pursuant to Section 5.4 of the Agreement, the Agreement to comply with the terms of the Merger Agreement; and

  WHEREAS, as of the date of this Amendment all of the members of the Board of Directors of Company are Continuing Directors (as defined in the Agreement) and a majority of the Continuing Directors, at a meeting of such Board duly called and held on April 16, 1998, voted in favor of the adoption of this Amendment.

  NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Acquiring Person" contained in such
Section:

      "Notwithstanding the foregoing, no Person shall become an 'Acquiring Person' as the result of the execution and delivery of or the consummation
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      of the transactions contemplated by the Agreement and Plan of Merger dated as of April 16, 1998 among Sterling Commerce, Inc., a Delaware corporation, and its wholly-owned subsidiary, Sterling Commerce
      (Southern), Inc., a Delaware corporation, and the Company (the "Merger Agreement"), and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement, dated as of the date of the Merger Agreement, by and between certain shareholders of the Company, on the one hand, and Parent, on the other hand (the "Shareholder Agreement")."

  2. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Beneficial Owner" contained in such
Section:

      "Notwithstanding the foregoing, no Person shall be deemed the 'Beneficial Owner' of, to have 'Beneficial Ownership' of or to 'Beneficially Own', any securities on account of the execution and delivery of the Merger Agreement and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement, or the consummation of the transactions contemplated thereby."

  3. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the of the definition of "Flip-In Date" contained in such
Section:

      "Notwithstanding the foregoing, no Flip-In Date shall occur, and no resolution shall be adopted by the Board of Directors to fix such date, as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement."

  4. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Flip-Over Entity" contained in such
Section:

      "Notwithstanding the foregoing, no Person shall become a Flip-Over Entity as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto, including the Shareholder Agreement."

  5. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Flip-Over Transaction or Event" contained in such Section:

      "Notwithstanding the foregoing, no Flip-Over Transaction shall occur as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Merger Agreement and the ancillary

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      agreements thereto, including, without limitation, the Shareholder
      Agreement."

  6. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Separation Time" contained in such
Section:

      "Notwithstanding the foregoing, neither the announcement of the execution and delivery of the Merger Agreement or of the calling of a shareholders meeting to approve and adopt the Merger Agreement nor the filing of the Proxy Statement (as defined in the Merger Agreement) or any amendment thereto nor any distribution of the prospectus contained therein nor any other action taken to facilitate the consummation of the transactions contemplated by the Merger Agreement and the ancillary agreements thereto shall be deemed the commencement of a tender or exchange offer for the purposes of this Agreement."

  7. Section 1.1 of the Agreement is hereby amended by deleting the definition of "Expiration Time" in its entirety and by substituting the following in lieu thereof:

      "'Expiration Time' shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) November 21, 2007, and (iv) the Effective Time (as defined in the Merger Agreement)."

  8. Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of the definition of "Stock Acquisition Date" contained in such Section:

      "Notwithstanding the foregoing, no Stock Acquisition Date shall occur as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto, including, without limitation, the Shareholder Agreement."

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  9.  Section 5.14 of the Agreement is hereby amended by adding the following sentence at the end thereof:

      "The execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement and Amendment No. 1 to this Agreement have been approved as of April 16, 1998 by all members of the Board of Directors of the Company for all purposes under this Section 5.14."

 10. Terms used herein without definition, but defined in the Agreement, shall have the meanings assigned to them in the Agreement. Other than as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first above written.

                                      XCELLENET, INC.


                                      By:     /s/ Dennis M. Crumpler
                                              ---------------------------
                                      Name:   Dennis M. Crumpler
                                      Title:  Chairman of the Board of Directors


                                      SUNTRUST BANK, ATLANTA


                                      By:     /s/ Thomas J. Donaldson
                                              -----------------------
                                      Name:   Thomas J. Donaldson
                                      Title:  Group Vice President

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